Exhibit 13.11

AMENDMENT NO. 6

TO ADMINISTRATIVE SERVICES AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans (“TFL”) and Thrivent Series Fund, Inc. (“TSF”) hereby agree that, with respect to the Administrative Services Agreement dated January 1, 2009, as amended, between TFL and TSF (the “Agreement”), effective June 28, 2018, the Agreement is amended to reflect that Thrivent Growth and Income Plus Portfolio merged into Thrivent Moderately Aggressive Allocation Portfolio.

A revised Exhibit A is attached hereto.

THRIVENT SERIES FUND, INC.

By	/s/ David S. Royal
David S. Royal President and Chief Investment Officer

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Gerard V. Vaillancourt
Gerard V. Vaillancourt
Vice President and Mutual Funds Chief Financial Officer

EXHIBIT A

(Effective June 28, 2018)

1.	Thrivent Aggressive Allocation Portfolio
2.	Thrivent Moderately Aggressive Allocation Portfolio
3.	Thrivent Moderate Allocation Portfolio
4.	Thrivent Moderately Conservative Allocation Portfolio
5.	Thrivent Partner Healthcare Portfolio
6.	Thrivent Partner Emerging Markets Equity Portfolio
7.	Thrivent Real Estate Securities Portfolio
8.	Thrivent Small Cap Stock Portfolio
9.	Thrivent Small Cap Index Portfolio
10.	Thrivent Mid Cap Stock Portfolio
11.	Thrivent Mid Cap Index Portfolio
12.	Thrivent Partner Worldwide Allocation Portfolio
13.	Thrivent Partner All Cap Portfolio
14.	Thrivent Large Cap Growth Portfolio
15.	Thrivent Partner Growth Stock Portfolio
16.	Thrivent Large Cap Value Portfolio
17.	Thrivent Large Cap Stock Portfolio
18.	Thrivent Large Cap Index Portfolio
19.	Thrivent Balanced Income Plus Portfolio
20.	Thrivent High Yield Portfolio
21.	Thrivent Diversified Income Plus Portfolio
22.	Thrivent Income Portfolio
23.	Thrivent Opportunity Income Plus Portfolio
24.	Thrivent Limited Maturity Bond Portfolio
25.	Thrivent Bond Index Portfolio
26.	Thrivent Money Market Portfolio
27.	Thrivent Low Volatility Equity Portfolio
28.	Thrivent Multidimensional Income Portfolio
29.	Thrivent Small Cap Growth Portfolio